UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

ATM Offering

On May 14, 2020, PowerFleet, Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Canaccord Genuity LLC (“Canaccord”) to sell shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $25,000,000 (the “Shares”) from time to time, through an “at-the-market offering” program (the “ATM Offering”) under which Canaccord will act as sales agent.

The Company is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, Canaccord will use commercially reasonable efforts to sell on the Company’s behalf all of the Common Stock requested to be sold by the Company, consistent with its normal trading and sales practices, upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Agreement, Canaccord may sell Shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other method permitted by law, including in privately negotiated transactions. Canaccord’s obligations to sell Shares under the Agreement are subject to the satisfaction of certain conditions. The Company will pay Canaccord a commission of 3.0% of the aggregate gross proceeds from each sale of Shares occurring pursuant to the Agreement, if any. The Company has also agreed to reimburse Canaccord for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Agreement.

The Agreement may be terminated by Canaccord or the Company at any time upon written notice to the other party, as permitted therein. The Company has also agreed pursuant to the Agreement to indemnify and provide contribution to Canaccord against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Olshan Frome Wolosky LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offer and sale of the Shares will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-234703), the base prospectus contained therein dated November 27, 2019, and a prospectus supplement related to the ATM Offering dated May 14, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Amendment to Promissory Notes and Investment Agreement

On October 3, 2019, in connection with the completion of the Company’s acquisition of Pointer Telocation Ltd., the Company issued and sold convertible unsecured promissory notes in the aggregate principal amount of $5,000,000 (the “Original Notes”) to ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (the “Investors”), affiliates of ABRY Partners II, LLC, as previously described in a Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on October 3, 2019. On May 13, 2020, the Company and the Investors amended and restated the Original Notes (as amended and restated, the “Restated Notes”) to, among other things, (i) remove the conversion feature of the Notes, (ii) provide for certain mandatory prepayment obligations of the Company on or following October 1, 2020, and (iii) extend the maturity date of the Notes to March 31, 2021. Also on May 13, 2020, the Company, together with its wholly owned subsidiary, I.D. Systems, Inc., entered into Amendment No. 4 (the “Investment Agreement Amendment”) to the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 thereto dated as of May 16, 2019, Amendment No. 2 thereto dated as of June 27, 2019 and Amendment No. 3 thereto dated as of October 3, 2019, to reflect the terms and conditions of the Restated Notes.

The foregoing description of the Restated Notes and the Investment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Restated Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference and (ii) the Investment Agreement Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Amendment No. 4 to the Investment and Transaction Agreement, dated as of May 13, 2020, by and among PowerFleet, Inc., I.D. Systems, Inc., ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P.
4.1	Form of Amended and Restated Promissory Note.
5.1	Opinion of Olshan Frome Wolosky LLP.
10.1	Equity Distribution Agreement, dated May 14, 2020, by and between PowerFleet, Inc. and Canaccord Genuity LLC.
23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: May 14, 2020